AIT Therapeutics Announces $8 Million PIPE Financing

Garden City, NY, and Rehovot, Israel, June 4, 2019 – AIT Therapeutics, Inc. (NASDAQ: AITB), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions including serious lung infections and pulmonary hypertension, today announced that it has successfully executed funding agreements to raise $8 million through a private investment in public equity (PIPE) financing. AIT will issue 1.6 million unregistered shares of common stock to investors at a purchase price of $5.00 per share. Proceeds from the raise will be used to continue development of the company’s three indications: Persistent Pulmonary Hypertension of the Newborn (PPHN), Bronchiolitis (BRO), and Nontuberculous mycobacteria (NTM), as well as for general corporate purposes.

“I would like to thank those who have taken the time to investigate what we at AIT have created over the past 30 months with our proprietary nitric oxide generator and delivery system technology and to understand the significant value creation for both patients and shareholders that will come with our continued execution over the next 18 months,” said Steve Lisi, Chairman and CEO of AIT. “This transaction will provide the funds needed to achieve our goals over the next 12 to 15 months of a PMA submission/FDA approval decision for PPHN, completion of our bronchiolitis trial this winter and the commencement of our at-home study in patients suffering from NTM lung infection.”

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and a secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (EMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About NTM

Nontuberculous mycobacteria (NTM) is a rare and serious bacterial infection in the lungs causing debilitating pulmonary disease associated with increased morbidity and mortality. NTM infection is acquired by breathing in aerosolized bacteria from the environment, and if ignored can lead to NTM lung disease, a progressive and chronic condition. NTM is an emerging public health concern worldwide because of its multi-drug antibiotic resistance. Current treatment guidelines suggest a combination of multiple antibiotics delivered continually for as long as two years. These complex, expensive and invasive regimens have a poor record in the treatment of Mycobacterium abscessus complex (MABSC) and refractory Mycobacterium avium complex (MAC) and have the potential for causing severe adverse events. AIT’s system is designed to effectively deliver 160 - 400 ppm NO to the lung, and early data indicate that this range of NO concentration may have a positive effect on patients infected with NTM.

About Bronchiolitis

The majority of hospital admissions of infants with bronchiolitis are caused by respiratory syncytial virus (RSV). RSV is a common and highly transmissible virus that infects the respiratory tract of most children before their second birthday. While most infants with RSV present with minor respiratory symptoms, a small percentage develop serious lower airway infections, termed bronchiolitis, which can become life-threatening. The absence of treatment options for bronchiolitis limits the care of these sick infants to largely supportive measures. AIT’s system is designed to effectively deliver over 80 ppm NO, for which preliminary studies indicate may eliminate bacteria, viruses, fungi and other microbes from the lungs.

About the NO Generator and Delivery System*

AIT’s NO Generator and Delivery System is a cylinder-free, phasic flow nitric oxide delivery system and has been designated as a medical device by the US Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. The NO Generator and Delivery system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. The system can also deliver NO at concentrations above 80 ppm for which intended treatments are: bronchiolitis in the hospital setting, and chronic, refractory lung infections in the home setting. For the first time, AIT intends to offer NO treatment in the home setting with the elimination of cylinders.

* AIT’s NO Generator and Delivery System is not approved for commercial use and AIT is not suggesting use of NO over 80 ppm or use at home. AIT’s NO Generator and Delivery System is for investigational purposes only.

About AIT Therapeutics Inc.

AIT Therapeutics Inc. is a clinical-stage medical device and biopharmaceutical company developing a revolutionary NO Generator and Delivery System that uses NO generated from ambient air and delivers precise amounts of NO to the lungs for the potential treatment of respiratory and other diseases. The AIT NO Delivery System can generate up to 400 ppm of NO for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company is currently applying its therapeutic expertise to develop treatments for pulmonary hypertension in various settings, in addition to treatments for lower respiratory tract infections that are not effectively addressed with current standards of care. AIT is currently advancing its revolutionary NO Generator and Delivery System in clinical trials for the treatment of bronchiolitis and severe lung infections such as nontuberculous mycobacteria (NTM). For more information, visit www.AIT-Pharm.com.

Forward-Looking Statement

This press release contains “forward-looking statements.” Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; and our short operating history. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACT

Steven Lisi, Chief Executive Officer

AIT Therapeutics, Inc.

Steve@AIT-Pharm.com

Bob Yedid

LifeSci Advisors, LLC

Bob@LifeSciAdvisors.com(646) 597-698